UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

IOWA RENEWABLE ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 East 7th Street, P.O. Box 2, Washington, IA	52353
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 653-2890

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2010, the Registrant’s Board of Directors accepted J. William Pim’s resignation from the Board of Directors. On July 15, 2010 Mr. Pim was appointed as the Chief Financial Officer and Chief Operating Officer of the Company. It was anticipated that Mr. Pim would resign once a suitable replacement was appointed by the Board of Directors. Mr. Powell was elected by the Board of Directors to serve the remaining term of Mr. Pim’s director position subject to approval of the members at the next annual member meeting.

Mr. Powell is a Chartered Financial Consultant, Chartered Life Underwriter, and an accredited estate planner with forty years of practice in the financial services profession. He has been the president of Life Investors Financial Services, Inc. DBA Powell Financial Group since 1971. He is securities licensed through Transamerica Financial Advisors where he is an Investment Advisory Representative (IAR). Mr. Powell received his Master of Science in Financial Services from The American College in Bryn Mawr, Pennsylvania in 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

November 2, 2010	/s/ Michael Bohannan

Date	Michael Bohannan, Chairman